Exhibit 99.1

PRESS RELEASE

Fortress Transportation and Infrastructure Investors LLC Reports Fourth Quarter 2021 Results, Declares Dividend of $0.33 per Common Share

NEW YORK, February 24, 2022 – Fortress Transportation and Infrastructure Investors LLC (NYSE:FTAI) (the “Company” or “FTAI”) today reported financial results for the fourth quarter and full year 2021. The Company’s consolidated comparative financial statements and key performance measures are attached as an exhibit to this press release.

Financial Overview

(in thousands, except per share data)
Selected Financial Results	Q4’21
Net Cash Used in Operating Activities	$(1,336)
Net Loss Attributable to Shareholders	$(19,047)
Basic and Diluted Loss per Common Share	$(0.19)

Funds Available for Distribution (“FAD”) (1)	$120,087
Adjusted EBITDA(1)	$124,818

(1)  For definitions and reconciliations of non-GAAP measures, please refer to the exhibit to this press release.

For the fourth quarter of 2021, total FAD was $120.1 million. This amount includes $161.2 million from our aviation leasing portfolio and $11.0 million from our infrastructure business, offset by $(52.1) million from corporate and other. Fourth quarter EBITDA for aerospace services was $20.3 million.

Fourth Quarter 2021 Dividends

On February 24, 2022, the Company’s Board of Directors (the “Board”) declared a cash dividend on its common shares of $0.33 per share for the quarter ended December 31, 2021, payable on March 23, 2022 to the holders of record on March 11, 2022.

Additionally, on February 24, 2022, the Board declared cash dividends on its Fixed-to-Floating Rate Series A Cumulative Perpetual Redeemable Preferred Shares (“Series A Preferred Shares”), Fixed-to-Floating Rate Series B Cumulative Perpetual Redeemable Preferred Shares (“Series B Preferred Shares”) and Fixed Rate Reset Series C Cumulative Perpetual Redeemable Preferred Shares (“Series C Preferred Shares”) of $0.51563, $0.50000 and $0.51563 per share, respectively, for the quarter ended December 31, 2021, payable on March 15, 2022 to the holders of record on March 7, 2022.

Additional Information

For additional information that management believes to be useful for investors, please refer to the presentation posted on the Investor Relations section of the Company’s website, www.ftandi.com, and the Company’s Annual Report on Form 10-K, when available on the Company’s website. Nothing on the Company’s website is included or incorporated by reference herein.

Conference Call

The Company will host a conference call on Friday, February 25, 2022 at 8:00 A.M. Eastern Time. The conference call may be accessed by dialing (877) 447-5636 (from within the U.S.) or (615) 247-0080 (from outside of the U.S.) ten minutes prior to the scheduled start of the call; please reference "FTAI Fourth Quarter 2021 Earnings Call." A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.ftandi.com.

A replay of the conference call will be available after 11:30 A.M. on Friday, February 25, 2022 through 11:30 A.M. Friday, March 4, 2022 at (855) 859-2056 (from within the U.S.) or (404) 537-3406 (from outside of the U.S.), Passcode: 9753259.

About Fortress Transportation and Infrastructure Investors LLC

Fortress Transportation and Infrastructure Investors LLC owns and acquires high quality infrastructure and equipment that is essential for the transportation of goods and people globally. FTAI targets assets that, on a combined basis, generate strong and stable cash flows with the potential for earnings growth and asset appreciation. FTAI is externally managed by an affiliate of Fortress Investment Group LLC, a leading, diversified global investment firm.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements are based on management's current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements, many of which are beyond the Company’s control. The Company can give no assurance that its expectations will be attained and such differences may be material. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are available on the Company’s website (www.ftandi.com). In addition, new risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with regard thereto or change in events, conditions or circumstances on which any statement is based. This release shall not constitute an offer to sell or the solicitation of an offer to buy any securities.

For further information, please contact:

Alan Andreini
Investor Relations
Fortress Transportation and Infrastructure Investors LLC
(212) 798-6128
aandreini@fortress.com

Withholding Information for Withholding Agents

This announcement is intended to be a qualified notice as provided in the Internal Revenue Code (the “Code”) and the Regulations thereunder. For U.S. federal income tax purposes, the common dividend and the Series A Preferred, Series B Preferred and Series C Preferred dividends declared in February 2022 will be treated as a partnership distribution and guaranteed payments, respectively.  For U.S. tax withholding purposes, the per share distribution components are as follows:

Common Distribution Components
Non-U.S. Long Term Capital Gain	$—
U.S. Portfolio Interest Income(1)	$0.00798
U.S. Dividend Income(2)	$—
Income Not from U.S. Sources(3)	$0.32202
U.S. Long Term Capital Gain (4)	$—
Distribution Per Share	$0.33000

Series A Preferred Distribution Components
Guaranteed Payments(5)	$0.51563
Distribution Per Share	$0.51563

Series B Preferred Distribution Components
Guaranteed Payments(5)	$0.50000
Distribution Per Share	$0.50000

Series C Preferred Distribution Components
Guaranteed Payments(5)	$0.51563
Distribution Per Share	$0.51563

(1)	Eligible for the U.S. portfolio interest exemption for any holder not considered a 10-percent shareholder under §871(h)(3)(B) of the Code.

(2)	This income is subject to withholding under §1441 or §1442 of the Code.

(3)	This income is not subject to withholding under §1441, §1442 or §1446 of the Code.

(4)
U.S. Long Term Capital Gain attributable to the sale of a U.S. Real Property Holding Corporation. As a result, the gain will be treated as income that is effectively connected with a U.S. trade or business and be subject to withholding.

(5)	Brokers and nominees should treat this income as subject to withholding under §1441 or §1442 of the Code.

For U.S. shareholders: In computing your U.S. federal taxable income, you should not rely on this qualified notice, but should generally take into account your allocable share of the Company’s taxable income as reported to you on your Schedule K-1.

Exhibit - Financial Statements

FORTRESS TRANSPORTATION AND INFRASTRUCTURE INVESTORS LLC
CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(Dollar amounts in thousands, except per share data)

	Three Months Ended December 31		Year Ended December 31,
	2021	2020	2021	2020
Revenues
Equipment leasing revenues	$98,231	$61,852	$335,583	$297,934
Infrastructure revenues	47,545	13,786	120,219	68,562
Total revenues	145,776	75,638	455,802	366,496

Expenses
Operating expenses	63,491	28,368	172,464	109,512
General and administrative	5,080	4,867	17,409	18,159
Acquisition and transaction expenses	8,769	571	21,941	9,868
Management fees and incentive allocation to affiliate	4,374	4,406	16,322	18,519
Depreciation and amortization	56,482	45,857	201,756	172,400
Asset impairment	7,415	19,587	10,463	33,978
Interest expense	46,042	26,647	171,036	98,206
Total expenses	191,653	130,303	611,391	460,642

Other income (expense)
Equity in (losses) earnings of unconsolidated entities	(2,874)	406	(12,734)	(5,039)
Gain (loss) on sale of assets, net	31,548	1,857	49,031	(308)
Loss on extinguishment of debt	—	(6,943)	(3,254)	(11,667)
Interest income	489	41	1,711	162
Other (expense) income	(2,157)	38	(10,928)	70
Total other income (expense)	27,006	(4,601)	23,826	(16,782)
Loss from continuing operations before income taxes	(18,871)	(59,266)	(131,763)	(110,928)
Provision for (benefit from) income taxes	908	429	(1,057)	(5,905)
Net loss from continuing operations	(19,779)	(59,695)	(130,706)	(105,023)
Net income from discontinued operations, net of income taxes	—	—	—	1,331
Net loss	(19,779)	(59,695)	(130,706)	(103,692)
Less: Net loss attributable to non-controlling interests in consolidated subsidiaries	(7,523)	(3,798)	(26,472)	(16,522)
Less: Dividends on preferred shares	6,791	4,626	24,758	17,869
Net loss attributable to shareholders	$(19,047)	$(60,523)	$(128,992)	$(105,039)

(Loss) earnings per share:
Basic
Continuing operations	$(0.19)	$(0.70)	$(1.43)	$(1.24)
Discontinued operations	$0.00	$0.00	$0.00	$0.02
Diluted
Continuing operations	$(0.19)	$(0.70)	$(1.43)	$(1.24)
Discontinued operations	$0.00	$0.00	$0.00	$0.02
Weighted average shares outstanding:
Basic	99,224,907	86,022,302	89,922,088	86,015,702
Diluted	99,224,907	86,022,302	89,922,088	86,015,702

FORTRESS TRANSPORTATION AND INFRASTRUCTURE INVESTORS LLC
CONSOLIDATED BALANCE SHEETS (Unaudited)
(Dollar amounts in thousands, except per share data)

	December 31,
	2021	2020
Assets
Cash and cash equivalents	$188,078	$121,703
Restricted cash	251,983	39,715
Accounts receivable, net	175,225	91,691
Leasing equipment, net	1,891,649	1,635,259
Operating lease right-of-use assets, net	75,344	62,355
Finance leases, net	7,583	6,927
Property, plant, and equipment, net	1,555,857	964,363
Investments	77,325	146,515
Intangible assets, net	98,699	18,786
Goodwill	257,137	122,735
Other assets	284,974	177,928
Total assets	$4,863,854	$3,387,977

Liabilities
Accounts payable and accrued liabilities	$202,669	$113,185
Debt, net	3,220,211	1,904,762
Maintenance deposits	106,836	148,293
Security deposits	40,149	37,064
Operating lease liabilities	73,594	62,001
Other liabilities	96,295	23,351
Total liabilities	$3,739,754	$2,288,656

Commitments and contingencies

Equity
Common shares ($0.01 par value per share; 2,000,000,000 shares authorized; 99,180,385 and 85,617,146 shares issued and outstanding as of December 31, 2021 and 2020, respectively)	$992	$856
Preferred shares ($0.01 par value per share; 200,000,000 shares authorized; 13,320,000 and 9,120,000 shares issued and outstanding as of December 31, 2021 and 2020, respectively)	133	91
Additional paid in capital	1,411,940	1,130,106
Accumulated deficit	(132,392)	(28,158)
Accumulated other comprehensive loss	(156,381)	(26,237)
Shareholders' equity	1,124,292	1,076,658
Non-controlling interest in equity of consolidated subsidiaries	(192)	22,663
Total equity	$1,124,100	$1,099,321
Total liabilities and equity	$4,863,854	$3,387,977

FORTRESS TRANSPORTATION AND INFRASTRUCTURE INVESTORS LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(Dollar amounts in thousands, unless otherwise noted)

	Year Ended December 31,
	2021	2020
Cash flows from operating activities:
Net loss	$(130,706)	$(103,692)
Adjustments to reconcile net loss to cash (used in) provided by operating activities:
Equity in losses of unconsolidated entities	12,734	5,039
Gain on sale of subsidiaries	—	(1,331)
(Gain) loss on sale of assets, net	(49,031)	308
Security deposits and maintenance claims included in earnings	(39,067)	(6,362)
Loss on extinguishment of debt	3,254	11,667
Equity-based compensation	4,038	2,325
Depreciation and amortization	201,756	172,400
Asset impairment	10,463	33,978
Change in deferred income taxes	(2,057)	(5,851)
Change in fair value of non-hedge derivatives	(2,220)	181
Amortization of lease intangibles and incentives	27,978	30,346
Amortization of deferred financing costs	21,723	7,315
Bad debt expense	12,953	3,595
Other	(440)	1,502
Change in:
Accounts receivable	(88,872)	(59,734)
Other assets	(30,789)	3,660
Accounts payable and accrued liabilities	25,079	(5,258)
Management fees payable to affiliate	1,042	(20,622)
Other liabilities	118	(6,360)
Net cash (used in) provided by operating activities	(22,044)	63,106

Cash flows from investing activities:
Investment in unconsolidated entities	(54,655)	(4,690)
Principal collections on finance leases	7,387	13,823
Acquisition of business, net of cash acquired	(627,090)	—
Acquisition of leasing equipment	(572,624)	(321,606)
Acquisition of property, plant and equipment	(157,332)	(264,829)
Acquisition of lease intangibles	(24,017)	1,997
Investment in convertible promissory notes	(10,000)	—
Purchase deposit for aircraft and aircraft engines	(13,658)	(8,343)
Proceeds from sale of leasing equipment	158,927	72,175
Proceeds from sale of property, plant and equipment	4,494	—
Receipt of deposits for sale of aircraft and engine	600	—
Return of purchase deposits	1,010	2,350
Net cash used in investing activities	$(1,286,958)	$(509,123)

FORTRESS TRANSPORTATION AND INFRASTRUCTURE INVESTORS LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(Dollar amounts in thousands, unless otherwise noted)

	Year Ended December 31,
	2021	2020
Cash flows from financing activities:
Proceeds from debt	$2,894,127	$1,340,981
Repayment of debt	(1,553,231)	(852,197)
Payment of deferred financing costs	(52,739)	(28,243)
Receipt of security deposits	8,770	3,242
Return of security deposits	(1,201)	(4,655)
Receipt of maintenance deposits	31,507	33,369
Release of maintenance deposits	(20,724)	(15,712)
Proceeds from issuance of common shares, net of underwriter's discount	323,124	—
Proceeds from issuance of preferred shares, net of underwriter's discount and issuance costs	101,200	19,694
Settlement of equity-based compensation	(421)	(120)
Cash dividends - common shares	(118,009)	(113,572)
Cash dividends - preferred shares	(24,758)	(17,869)
Net cash provided by financing activities	1,587,645	364,918

Net increase (decrease) in cash and cash equivalents and restricted cash	278,643	(81,099)
Cash and cash equivalents and restricted cash, beginning of period	161,418	242,517
Cash and cash equivalents and restricted cash, end of period	$440,061	$161,418

Supplemental disclosure of cash flow information:
Cash paid for interest, net of capitalized interest	$142,200	$71,637
Cash paid for taxes	402	—

Key Performance Measures

The Chief Operating Decision Maker (“CODM”) utilizes Adjusted EBITDA as our key performance measure.

Adjusted EBITDA provides the CODM with the information necessary to assess operational performance, as well as make resource and allocation decisions. Adjusted EBITDA is defined as net income (loss) attributable to shareholders from continuing operations, adjusted (a) to exclude the impact of provision for income taxes, equity-based compensation expense, acquisition and transaction expenses, losses on the modification or extinguishment of debt and capital lease obligations, changes in fair value of non-hedge derivative instruments, asset impairment charges, incentive allocations, depreciation and amortization expense, and interest expense, (b) to include the impact of our pro-rata share of Adjusted EBITDA from unconsolidated entities, and (c) to exclude the impact of equity in earnings (losses) of unconsolidated entities and the non-controlling share of Adjusted EBITDA.

The following table sets forth a reconciliation of net loss attributable to shareholders from continuing operations to Adjusted EBITDA for the three months and years ended December 31, 2021 and 2020:

	Three Months Ended December 31		Year Ended December 31,
(in thousands)	2021	2020	2021	2020
Net loss attributable to shareholders from continuing operations	$(19,047)	$(60,523)	$(128,992)	$(106,370)
Add: Provision for (benefit from) income taxes	908	429	(1,057)	(5,905)
Add: Equity-based compensation expense	757	1,002	4,038	2,325
Add: Acquisition and transaction expenses	8,769	571	21,941	9,868
Add: Losses on the modification or extinguishment of debt and capital lease obligations	—	6,943	3,254	11,667
Add: Changes in fair value of non-hedge derivative instruments	(241)	—	(2,220)	181
Add: Asset impairment charges	7,415	19,587	10,463	33,978
Add: Incentive allocations	—	—	—	—
Add: Depreciation & amortization expense (1)	63,112	52,809	229,734	202,746
Add: Interest expense	46,042	26,647	171,036	98,206
Add: Pro-rata share of Adjusted EBITDA from unconsolidated entities (2)	18,031	1,375	27,892	1,208
Less: Equity in losses (earnings) of unconsolidated entities	2,874	(406)	12,734	5,039
Less: Non-controlling share of Adjusted EBITDA (3)	(3,802)	(2,231)	(12,508)	(9,637)
Adjusted EBITDA (non-GAAP)	$124,818	$46,203	$336,315	$243,306

(1)
Includes the following items for the three months ended December 31, 2021 and 2020: (i) depreciation and amortization expense of $56,482 and $45,857, (ii) lease intangible amortization of $1,777 and $731 and (iii) amortization for lease incentives of $4,853 and $6,221, respectively.

Includes the following items for the years ended December 31, 2021 and 2020: (i) depreciation and amortization expense of $201,756 and $172,400, (ii) lease intangible amortization of $4,993 and $3,747 and (iii) amortization for lease incentives of $22,985 and $26,599, respectively.

(2)
Includes the following items for the three months ended December 31, 2021 and 2020: (i) net (loss) income of $(2,906) and $158, (ii) interest expense of $4,785 and $290, (iii) depreciation and amortization expense of $5,822 and $1,716, (iv) acquisition and transaction expense of $104 and $48, (v) changes in fair value of non-hedge derivative instruments of $7,325 and $(837), (vi) asset impairment of $2,122 and $0 and (vii) equity-based compensation of $779 and $0, respectively.

Includes the following items for the years ended December 31, 2021 and 2020: (i) net loss of $(13,242) and $(5,435), (ii) interest expense of $5,612 and $1,138, (iii) depreciation and amortization expense of $12,643 and $5,513, (iv) acquisition and transaction expense of $104 and $581, (v) changes in fair value of non-hedge derivative instruments of $19,850 and $(589), (vi) asset impairment of $2,146 and $0 and (vii) equity-based compensation of $779 and $0, respectively.

(3)
Includes the following items for the three months ended December 31, 2021 and 2020: (i) equity-based compensation of $131 and $178, (ii) provision for income taxes of $16 and $15, (iii) interest expense of $1,430 and $472, (iv) depreciation and amortization expense of $2,234 and $1,566 and (v) changes in fair value of non-hedge derivative instruments of $(9) and $0, respectively.

Includes the following items for the years ended December 31, 2021 and 2020: (i) equity-based compensation of $751 and $374, (ii) provision for income taxes of $52 and $59, (iii) interest expense of $3,370 and $2,025, (iv) depreciation and amortization expense of $8,411 and $6,149, (v) changes in fair value of non-hedge derivative instruments of $(76) and $38 and (vi) loss on extinguishment of debt of $0 and  $992, respectively.

The Company uses Funds Available for Distribution (“FAD”) in evaluating its ability to meet its stated dividend policy. FAD is not a financial measure in accordance with GAAP. The GAAP measure most directly comparable to FAD is net cash provided by operating activities. The Company believes FAD is a useful metric for investors and analysts for similar purposes.

The Company defines FAD as: Net Cash Provided by Operating Activities plus principal collections on finance leases, proceeds from sale of assets, and return of capital distributions from unconsolidated entities, less required payments on debt obligations and capital distributions to non-controlling interest, and excluding changes in working capital.

The following table sets forth a reconciliation of Net Cash (Used in) Provided by Operating Activities to FAD for the years ended December 31, 2021 and 2020:

	Year Ended December 31,
(in thousands)	2021	2020
Net Cash (Used in) Provided by Operating Activities	$(22,044)	$63,106
Add: Principal Collections on Finance Leases	7,387	13,823
Add: Proceeds from Sale of Assets	163,421	72,175
Add: Return of Capital Distributions from Unconsolidated Entities	—	—
Less: Required Payments on Debt Obligations (1)	—	—
Less: Capital Distributions to Non-Controlling Interest	—	—
Exclude: Changes in Working Capital	93,422	88,314
Funds Available for Distribution (FAD)	$242,186	$237,418

(1)
Required payments on debt obligations for the year ended December 31, 2021 exclude repayments of $650,000 for the Bridge Loan Agreement, $500,527 for the Revolving Credit Facility and $402,704 for the Senior Notes due 2022, and for the year ended December 31, 2020 exclude repayments of $306,206 for the Senior Notes due 2022, $270,000 for the Revolving Credit Facility, $144,200 for the Series 2016 Bonds, $50,262 for the Jefferson Revolver, $45,520 for the Series 2012 Bonds and $36,009 for the FTAI Pride Credit Agreement, all of which were voluntary refinancings as repayments of these amounts were not required at such time.

The following table sets forth a reconciliation of FAD to Net Cash Used in Operating Activities for the three months ended December 31, 2021:

	Three Months Ended December 31, 2021
(in thousands)	Equipment Leasing	Infrastructure	Corporate and Other	Total
Funds Available for Distribution (FAD)	$161,247	$11,033	$(52,193)	$120,087
Less: Principal Collections on Finance Leases				(5,680)
Less: Proceeds from Sale of Assets				(84,958)
Less: Return of Capital Distributions from Unconsolidated Entities				—
Add: Required Payments on Debt Obligations				—
Add: Capital Distributions to Non-Controlling Interest				—
Include: Changes in Working Capital				(30,785)
Net Cash Used in Operating Activities				$(1,336)

The following table sets forth a reconciliation of FAD to Net Cash Used in Operating Activities for the year ended December 31, 2021:

	Year Ended December 31, 2021
(in thousands)	Equipment Leasing	Infrastructure	Corporate and Other	Total
Funds Available for Distribution (FAD)	$428,536	$4,474	$(190,824)	$242,186
Less: Principal Collections on Finance Leases				(7,387)
Less: Proceeds from Sale of Assets				(163,421)
Less: Return of Capital Distributions from Unconsolidated Entities				—
Add: Required Payments on Debt Obligations				—
Add: Capital Distributions to Non-Controlling Interest				—
Include: Changes in Working Capital				(93,422)
Net Cash Used in Operating Activities				$(22,044)

FAD is subject to a number of limitations and assumptions and there can be no assurance that the Company will generate FAD sufficient to meet its intended dividends. FAD has material limitations as a liquidity measure of the Company because such measure excludes items that are required elements of the Company’s net cash provided by operating activities as described below. FAD should not be considered in isolation nor as a substitute for analysis of the Company’s results of operations under GAAP, and it is not the only metric that should be considered in evaluating the Company’s ability to meet its stated dividend policy. Specifically:

•
FAD does not include equity capital called from the Company’s existing limited partners, proceeds from any debt issuance or future equity offering, historical cash and cash equivalents and expected investments in the Company’s operations.

•	FAD does not give pro forma effect to prior acquisitions, certain of which cannot be quantified.

•
While FAD reflects the cash inflows from sale of certain assets, FAD does not reflect the cash outflows to acquire assets as the Company relies on alternative sources of liquidity to fund such purchases.

•
FAD does not reflect expenditures related to capital expenditures, acquisitions and other investments as the Company has multiple sources of liquidity and intends to fund these expenditures with future incurrences of indebtedness, additional capital contributions and/or future issuances of equity.

•	FAD does not reflect any maintenance capital expenditures necessary to maintain the same level of cash generation from our capital investments.

•
FAD does not reflect changes in working capital balances as management believes that changes in working capital are primarily driven by short term timing differences, which are not meaningful to the Company’s distribution decisions.

•	Management has significant discretion to make distributions, and the Company is not bound by any contractual provision that requires it to use cash for distributions.

If such factors were included in FAD, there can be no assurance that the results would be consistent with the Company’s presentation of FAD.